UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Pre-effective Amendment No. 1
FORM SB-2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
GOLD ENERGY, LLC
(Name of small business issuer in its charter)

North Dakota	2860	20-2852457
State or jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
1183 6th Street South, Wahpeton, North Dakota 58075
(701) 672-2006
(Address and telephone number of principal executive offices and principal place of business)
Les Nesvig, Chairman of the Board
1183 6th Street, South
Wahpeton, North Dakota 58075
(701) 672-2006
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of Communications to:
William E. Hanigan
Miranda L. Hughes
Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C.
666 Grand Avenue, Suite 2000, Des Moines, Iowa 50309-2510
(515) 242-2400
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The occurrence of an omission in the filing of our registration statement on Form SB-2 has required us to submit Pre-effective Amendment No. 1 to our Form SB-2. Pre-effective Amendment No. 1 inserts the Report of Independent Registered Public Accounting Firm as contained in this Pre-effective Amendment No. 1 immediately following the Index to Financial Statements. In all other respects, our form SB-2 is accurate as originally filed.

SIGNATURES
     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Pre-Effective Amendment No. 1 to Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Wahpeton, North Dakota on December 1, 2005.

GOLD ENERGY, LLC
Date: December 1, 2005	/s/ Les Nesvig
Les Nesvig
Chairman, President and Governor (Principal Executive Officer)